UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), has previously disclosed the completion of its acquisition (the “Acquisition”) of AgaveOne, Inc., a Nevada corporation doing business as Singlefin (“Singlefin”) effective October 17, 2006. Since the completion of the Acquisition, Singlefin has been merged with and into St. Bernard and its separate existence as a wholly-owned subsidiary of St. Bernard has ceased. In connection with the Acquisition, St. Bernard is required to file an amendment to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 19, 2006 announcing the completion of the Acquisition to provide certain Singlefin audited historical financial statements and unaudited pro forma financial statements (the “Form 8-K/A”). St. Bernard has determined, in consultation with its independent registered public accounting firm, Mayer Hoffman McCann P.C., that it may require until approximately the last week of January 2007 to file the Form 8-K/A. The additional time will allow for Mayer Hoffman to complete its audit of the Singlefin historical financials required for inclusion in Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: December 29, 2006	By:	/s/Alfred Riedler
Alfred Riedler
Chief Financial Officer